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BY EDGAR

                                            December 23, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

            Liberty-Stein Roe Institutional Floating Rate Income Fund
                       1933 Act Registration No. 333-51742
                       1940 Act Registration No. 811-08955

         We have advised Liberty-Stein Roe Institutional Floating Rate Income Fund (the "Fund") in connection with the preparation of post-effective amendment no. 4 to the Fund's registration on form N-2 under the Securities Act of 1933 (the "1933 Act"), which is also amendment no. 9 to its registration statement under the Investment Company Act of 1940 (the "Amendment"), which is being filed pursuant to Rule 486(b) under the 1933 Act. In accordance with Rule 486(b)(4), we confirm that in our judgment the Amendment does not contain any disclosure that would render the Amendment ineligible to become effective pursuant to Rule 486(b).

                                Very truly yours,

                            By: BELL, BOYD & LLOYD LLC
                            By /s/ Stacy Winick

Enclosures